                                                                     EXHIBIT 3.4

                         SATELLINK COMMUNICATIONS, INC.

                                     BYLAWS






                                                     Adopted as of June __, 1998

                         SATELLINK COMMUNICATIONS, INC.

                                     BYLAWS

                               TABLE OF CONTENTS

                                                               Page
                                                               ----

ARTICLE ONE - OFFICES AND AGENT

    Section 1.1     Registered Office and Agent                  1
    Section 1.2     Other Offices                                1

ARTICLE TWO - SHAREHOLDERS' MEETINGS

    Section 2.1     Place of Meetings                            1
    Section 2.2     Annual Meetings                              1
    Section 2.3     Special Meetings                             1
    Section 2.4     Notice of Meetings                           1
    Section 2.5     Shareholder Nominations and Proposals        2
    Section 2.6     Voting Group                                 3
    Section 2.7     Quorum                                       3
    Section 2.8     Vote Required for Action                     3
    Section 2.9     Voting of Shares                             3
    Section 2.10    Proxies                                      4
    Section 2.11    Presiding Officer                            4
    Section 2.12    Adjournments                                 4
    Section 2.13    Action of Shareholders Without a Meeting     4

ARTICLE THREE - THE BOARD OF DIRECTORS

    Section 3.1     General Powers                               5
    Section 3.2     Number, Election and Term of Office          5
    Section 3.3     Removal                                      6
    Section 3.4     Vacancies                                    6
    Section 3.5     Compensation                                 6

ARTICLE FOUR - MEETINGS OF THE BOARD OF DIRECTORS

    Section 4.1     Regular Meetings                             7
    Section 4.2     Special Meetings                             7
    Section 4.3     Place of Meetings                            7
    Section 4.4     Notice of Meetings                           7
    Section 4.5     Quorum                                       7
    Section 4.6     Vote Required for Action                     7

                                                               Page
                                                               ----

    Section 4.7     Participation by Conference Telephone        8
    Section 4.8     Action by Directors Without a Meeting        8
    Section 4.9     Adjournments                                 8
    Section 4.10    Committees of the Board of Directors         8

ARTICLE FIVE - MANNER OF NOTICE AND WAIVER AS TO
               SHAREHOLDERS AND DIRECTORS

    Section 5.1     Procedure                                    8
    Section 5.2     Waiver                                       9

ARTICLE SIX - OFFICERS

    Section 6.1     Number                                      10
    Section 6.2     Appointment and Term                        10
    Section 6.3     Compensation                                10
    Section 6.4     Chairman of the Board                       10
    Section 6.5     President                                   10
    Section 6.6     Vice Presidents                             10
    Section 6.7     Secretary                                   11
    Section 6.8     Treasurer                                   11
    Section 6.9     Bonds                                       11

ARTICLE SEVEN - DISTRIBUTIONS AND SHARE DIVIDENDS

    Section 7.1     Authorization or Declaration                11
    Section 7.2     Record Date With Regard to Distributions
                    and Share Dividends                         11

ARTICLE EIGHT - SHARES

    Section 8.1     Authorization and Issuance of Shares        12
    Section 8.2     Share Certificates                          12
    Section 8.3     Rights of Corporation With Respect
                    to Registered Owners                        12
    Section 8.4     Transfers of Shares                         12
    Section 8.5     Duty of Corporation to Register Transfer    12
    Section 8.6     Lost, Stolen or Destroyed Certificates      13
    Section 8.7     Fixing of Record Date With Regard to
                    Shareholder Action                          13

                                                               Page
                                                               ----

ARTICLE NINE - INDEMNIFICATION

    Section 9.1     Definitions                                 13
    Section 9.2     Basic Indemnification Arrangement           14
    Section 9.3     Advances for Expenses                       15
    Section 9.4     Court-Ordered Indemnification and
                    Advances for Expenses                       16
    Section 9.5     Determination and Authorization
                    of Indemnification                          16
    Section 9.6     Indemnification of Employees and Agents     17
    Section 9.7     Shareholder Approved Indemnification        17
    Section 9.8     Insurance                                   18
    Section 9.9     Witness Fees                                18
    Section 9.10    Report to Shareholders                      19
    Section 9.11    Security for Indemnification Obligations    19
    Section 9.12    No Duplication of Payments                  19
    Section 9.13    Subrogation                                 19
    Section 9.14    Contract Rights                             19
    Section 9.15    Specific Performance                        19
    Section 9.16    Non-exclusivity, Etc.                       19
    Section 9.17    Amendments                                  19
    Section 9.18    Severability                                20

ARTICLE TEN - MISCELLANEOUS

    Section 10.1    Inspection of Books and Records             20
    Section 10.2    Fiscal Year                                 20
    Section 10.3    Corporate Seal                              20
    Section 10.4    Annual Financial Statements                 20
    Section 10.5    Conflict With Articles of Incorporation     21

ARTICLE ELEVEN - AMENDMENTS

    Section 11.1    Power to Amend Bylaws                       21

ARTICLE TWELVE - CERTAIN PROVISIONS OF GEORGIA LAW

    Section 12.1    Fair Price Requirements                     21
    Section 12.2    Business Combinations                       21

                                  ARTICLE ONE

                               OFFICES AND AGENT

         Section 1.1  Registered Office and Agent.  The corporation shall
                      ---------------------------
maintain a registered office in the State of Georgia and shall have a registered agent whose business office is identical to the registered office.

         Section 1.2  Other Offices.  In addition to its registered office, the
                      -------------
corporation may have offices at any other place or places, within or without the State of Georgia, as the Board of Directors may from time to time select or as the business of the corporation may require or make desirable.

                                  ARTICLE TWO

                             SHAREHOLDERS' MEETINGS

         Section 2.1  Place of Meetings.  Meetings of shareholders may be held
                      -----------------
at any place within or without the State of Georgia, as set forth in the notice thereof or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver, or, if no place is so specified, at the principal office of the corporation.

         Section 2.2  Annual Meetings.  The annual meeting of shareholders shall
                      ---------------
be held on a day to be determined by the Board of Directors on or before December 31 for the purpose of electing directors and transacting any and all business that may properly come before the meeting. If an annual meeting of shareholders is not held as provided in this Section 2.2, any business, including the election of directors, that might properly have been acted upon at such annual meeting may be acted upon at a special meeting in lieu of the annual meeting held pursuant to these bylaws or held pursuant to a court order.

         Section 2.3  Special Meetings.  Special meetings of shareholders or a
                      ----------------
special meeting in lieu of the annual meeting of shareholders may be called at any time by the Board of Directors, the Chairman of the Board or the President. Special meetings of shareholders or a special meeting in lieu of the annual meeting of shareholders shall be called by the corporation upon the written request of the holders of fifty percent (50%) of all the votes entitled to be cast on the issue or issues proposed to be considered at the proposed special meeting.

         Section 2.4  Notice of Meetings.  Unless waived as contemplated in
                      ------------------
Section 5.2, a notice of each meeting of shareholders stating the date, time and place of the meeting shall be given not less than ten (10) days nor more than sixty (60) days before the date thereof, by or at the direction of the President, the Secretary or the officer or persons calling the meeting, to each shareholder entitled to vote at that meeting. In the case of an annual meeting, the notice need not state the purpose or purposes of the meeting unless the articles of incorporation or the Georgia Business Corporation Code (the "Code") requires otherwise. In the case of a special meeting, including a special meeting in lieu of an annual meeting, the notice of meeting shall state the purpose or purposes for which the meeting is called.

         Section 2.5  Shareholder Nominations and Proposals
                      -------------------------------------

         (a) No proposal for a shareholder vote shall be submitted by a shareholder (a "Shareholder Proposal") to the corporation's shareholders unless the shareholder submitting such proposal (the "Proponent") shall have filed a written notice setting forth with particularity (i) the names and business addresses of the Proponent and all natural persons, corporations, partnerships, trusts or any other type of legal entity or recognized ownership vehicle (collectively, a "Person") acting in concert with the Proponent; (ii) the name and address of the Proponent and the Persons identified in clause (i), as they appear on the corporation's books (if they so appear); (iii) the class and number of shares of the corporation beneficially owned by the Proponent and the Persons identified in clause (i); (iv) a description of the Shareholder Proposal containing all material information relating thereto; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the corporation to consider the Shareholder Proposal. The presiding officer at any shareholders' meeting may determine that any Shareholder Proposal was not made in accordance with the procedures prescribed in these Bylaws or is otherwise not in accordance with law, and if it is so determined, such officer shall so declare at the meeting and the Shareholder Proposal shall be disregarded.

         (b) Only persons who are selected and recommended by the Board of Directors or the committee of the Board of Directors designated to make nominations, or who are nominated by shareholders in accordance with the procedures set forth in this Section 2.5, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the corporation at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.5. Nominations by shareholders shall be made by written notice (a "Nomination Notice"), which shall set forth (i) as to each individual nominated, (A) the name, date of birth, business address and residence address of such individual;
(B) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience; (C) whether the nominee is or has ever been at any time a director, officer or owner of five percent or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity; (D) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended; and (E) whether such nominee has ever been convicted in a criminal proceeding or has ever been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee; and (ii) as to the Person submitting the Nomination Notice and any Person acting in concert with such Person, (X) the name and business address of such Person, (Y) the name and address of such Person as they appear on the corporation's books (if they so appear), and (Z) the class and number of shares of the corporation that are beneficially owned by such Person. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any shareholders' meeting determines that a nomination was not made in accordance with the procedures prescribed by these Bylaws, he shall so declare to the meeting and the defective nomination shall be disregarded.

         (c) Nomination Notices and Shareholder Proposals shall be delivered to the Secretary of the Corporation at the principal executive office of the corporation within the time period specified in Securities and Exchange Commission Rule 14a-8(a)(3)(i).

         Section 2.6  Voting Group.  Voting group means all shares of one or
                      ------------
more classes or series that are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. All shares entitled to vote generally on the matter are for that purpose a single voting group.

         Section 2.7  Quorum.  With respect to shares entitled to vote as a
                      ------
separate voting group on a matter at a meeting of shareholders, the presence, in person or by proxy, of a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter unless the articles of incorporation or the Code provides otherwise. Once a share is represented for any purpose at a meeting, other than solely to object to holding the meeting or to transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for the adjourned meeting pursuant to Section 8.7 of these bylaws.

         Section 2.8  Vote Required for Action.  If a quorum exists, action on a
                      ------------------------
matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation, provisions of these bylaws validly adopted by the shareholders or the Code requires a greater number of affirmative votes. If the articles of incorporation or the Code provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group entitled to vote on the matter. With regard to the election of directors, unless otherwise provided in the articles of incorporation, if a quorum exists, action on the election of directors is taken by a plurality of the votes cast by the shares entitled to vote in the election.

         Section 2.9  Voting of Shares.  Unless the articles of incorporation or
                      ----------------
the Code provides otherwise, each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.
Voting on all matters shall be by voice vote or by show of hands unless any qualified voter, prior to the voting on any matter, demands vote by ballot, in which case each ballot shall state the name of the shareholder voting and the number of shares voted by him or her, and if the ballot be cast by proxy, it shall also state the name of the proxy.

         Section 2.10  Proxies.  A shareholder entitled to vote pursuant to
                       -------
Section 2.9 may vote in person or by proxy pursuant to an appointment of proxy executed in writing by the shareholder or by his or her attorney-in-fact. An appointment of proxy shall be valid for only one meeting to be specified therein, and any adjournments of such meeting, but shall not be valid for more than eleven months unless expressly provided therein. Appointments of proxy shall be dated and filed with the records of the meeting to which they relate. If the validity of any appointment of proxy is questioned, it must be submitted to the secretary of the meeting of shareholders for examination or to a proxy officer or committee appointed by the person presiding at the meeting. The secretary of the meeting or, if appointed, the proxy officer or committee, as the case may be, shall determine the validity or invalidity of any appointment of proxy submitted, and reference by the secretary in the minutes of the meeting to the regularity of an appointment of proxy shall be received as prima facie evidence of the facts stated for the purpose of establishing the presence of a quorum at the meeting and for all other purposes.

         Section 2.11  Presiding Officer.  The Chairman of the Board shall serve
                       -----------------
as the chairman of every meeting of shareholders unless another person is elected by the shareholders to serve as chairman at the meeting. The chairman shall appoint any persons he or she deems required to assist with the meeting.

         Section 2.12  Adjournments.  Whether or not a quorum is present to
                       ------------
organize a meeting, any meeting of shareholders (including an adjourned meeting) may be adjourned by the holders of a majority of the voting shares represented at the meeting to reconvene at a specific time and place, but no later than 120 days after the date fixed for the original meeting unless the requirements of the Code concerning the selection of a new record date have been met. At any reconvened meeting within that time period, any business may be transacted that could have been transacted at the meeting that was adjourned. If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned and before adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to persons who are shareholders as of the new record date.

         Section 2.13  Action of Shareholders Without a Meeting.  Action
                       ----------------------------------------
required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action or, if so provided in the articles of incorporation, by persons who would be entitled to vote at a meeting shares having voting power to cast not less than the minimum number (or numbers, in the case of voting by groups) of votes that would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. The corporation shall give written notice of actions taken as required by the Code.

                                 ARTICLE THREE

                             THE BOARD OF DIRECTORS

         Section 3.1  General Powers.  All corporate powers shall be exercised
                      --------------
by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors. In addition to the powers and authority expressly conferred upon it by these bylaws, the Board of Directors may exercise all powers of the corporation and do all lawful acts and things that are not by law, by any legal agreement among shareholders, by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

         Section 3.2  Number of Directors and Term of Office  The number of
                      --------------------------------------
directors of the Corporation shall not be less than three nor more than eleven, the precise number to be fixed by resolution of the Board of Directors from time to time. The directors shall be divided into three classes, each consisting, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the first election of directors of the Corporation, the first class of directors (Class I) shall be elected for a term expiring at the next following annual meeting of shareholders and upon the election and qualification of their respective successors, the second class of directors (Class II) shall be elected for a term expiring at the second next annual meeting of shareholders and upon the election and qualification of their respective successors, and the third class of directors (Class III) shall be elected for a term expiring at the third next annual meeting of shareholders and upon the election and qualification of their respective successors. At each succeeding annual meeting of shareholders, successors to the class of directors whose term expires at the annual meeting of shareholders shall be elected for a three-year term. Except as provided in
Section 3.4, a director shall be elected by the affirmative vote of the holders of a majority of the shares represented at the meeting of shareholders at which the director stands for election and entitled to elect such director. The number of directors may be increased or decreased from time to time as provided herein or by amendment to these Bylaws and the Articles of Incorporation; provided, however, that the total number of directors at any time shall not be less than three; and provided further, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. In the event that preferred stock of the Corporation is issued and authorizes the election of one or more directors by the holders of such preferred stock, the number of directors may be increased in accordance with the terms of the preferred stock. In the event of any increase or decrease in the authorized number of directors, each director then serving shall continue as a director of the class of which he is a member until the expiration of his current term, or his earlier resignation, retirement, disqualification, removal from office or death, and the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible; provided, however, that any such additional directors elected by the Board shall serve only for a term expiring at the next meeting of the shareholders called for the purpose of electing directors. Each director shall serve until his successor is elected and qualified or until his earlier resignation, retirement, disqualification, removal from office, or death.

         Section 3.3  Removal.  The entire Board of Directors or any individual
                      -------
director may be removed from office but only for cause and only by the affirmative vote of at least 75% of all classes of stock of the Corporation entitled to vote in the election of such director or directors, considered for purposes of this Section as one class. For purposes of this Section, "cause" shall mean final conviction of a felony, request or demand for removal by any governmental or regulatory authority having jurisdiction over the Corporation, or breach of fiduciary duty involving personal profit. Notwithstanding the foregoing, in the event that preferred stock of the Corporation is issued and authorizes the election of one or more directors by the holders of such preferred stock, any individual director elected by the holders of such preferred stock may be removed only by the holders of the outstanding shares of such preferred stock in accordance with the terms of the preferred stock as provided therein. Removal action may be taken at any shareholders' meeting with respect to which notice of such purpose has been given.

         Section 3.4  Vacancies.  Any vacancies on the Board of Directors for
                      ---------
any reason, including vacancies resulting from an increase in the number of directors, may be filled only by the Board of Directors, acting by the affirmative vote of two-thirds of the total number of directors then remaining in office, though they constitute fewer than a quorum of the Board of Directors. Notwithstanding the foregoing, in the event that a vacant office was held by a director elected by holders of preferred stock of the Corporation who are entitled to elect such director pursuant to the terms of the preferred stock, only the remaining directors elected by the holders of such preferred stock, or in the absence of any such directors, the holders of such preferred stock, shall be entitled to fill such vacancy in accordance with the terms of the preferred stock as provided therein. Any director appointed to fill a vacancy shall be elected for the unexpired term of the predecessor in office and until the successor is elected and qualified, except that when a directorship is to be filled by reason of an increase in the number of directors, the term of such director shall expire at the next election of directors by the shareholders and upon the election and qualification of the successor.

         Section 3.5  Compensation.  Unless the articles of incorporation
                      ------------
provide otherwise, the Board of Directors may determine from time to time the compensation, if any, directors may receive for their services as directors. A director may also serve the corporation in a capacity other than that of director and receive compensation, as determined by the Board of Directors, for services rendered in such other capacity.

                                  ARTICLE FOUR

                       MEETINGS OF THE BOARD OF DIRECTORS

         Section 4.1  Regular Meetings.  Regular meetings of the Board of
                      ----------------
Directors shall be held immediately after the annual meeting of shareholders or a special meeting in lieu of the annual meeting. In addition, the Board of Directors may schedule other meetings to occur at regular intervals throughout the year.

         Section 4.2  Special Meetings.  Special meetings of the Board of
                      ----------------
Directors may be called by or at the request of the Chairman of the Board, the President or by any two directors in office at that time.

         Section 4.3  Place of Meetings.  Directors may hold their meetings at
                      -----------------
any place within or without the State of Georgia as the Board of Directors may from time to time establish for regular meetings or as set forth in the notice of a special meeting or, in the event of a meeting held pursuant to waiver of notice, as set forth in the waiver.

         Section 4.4  Notice of Meetings.  No notice shall be required for any
                      ------------------
regularly scheduled meeting of the directors.  Unless waived as contemplated in
Section 5.2, each director shall be given at least one day's notice (as set forth in Section 5.1) of each special meeting stating the date, time and place of the meeting.

         Section 4.5  Quorum.  Unless a greater number is required by the
                      ------
articles of incorporation, these bylaws or the Code, or unless otherwise specifically provided in the Code, a quorum of the Board of Directors consists of a majority of the total number of directors that has been prescribed by resolution of the shareholders or of the Board of Directors pursuant to Section 3.2.

         Section 4.6  Vote Required for Action.
                      ------------------------

         (a) If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors unless the Code, the articles of incorporation or these bylaws require the vote of a greater number of directors.

         (b) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless:

              (i) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting;

              (ii) his or her dissent or abstention from the action taken is entered in the minutes of the meeting; or

              (iii) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting.

The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         Section 4.7  Participation by Conference Telephone.  Any or all
                      -------------------------------------
directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting.

         Section 4.8  Action by Directors Without a Meeting.  Unless the
                      -------------------------------------
articles of incorporation or these bylaws provide otherwise, any action required or permitted to be taken at any meeting of the Board of Directors, or any action that may be taken at a meeting of a committee of the Board of Directors, may be taken without a meeting if the action is taken by all the members of the Board of Directors (or of the committee, as the case may be). The action must be evidenced by one or more written consents describing the action taken, signed by each director (or each director serving on the committee, as the case may be), and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

         Section 4.9  Adjournments.  Whether or not a quorum is present to
                      ------------
organize a meeting, any meeting of directors (including an adjourned meeting) may be adjourned by a majority of the directors present to reconvene at a specific time and place. At any reconvened meeting, any business may be transacted that could have been transacted at the meeting that was adjourned.
If notice of the adjourned meeting was properly given, it shall not be necessary to give any notice of the reconvened meeting or of the business to be transacted, if the date, time and place of the reconvened meeting are announced at the meeting that was adjourned.

         Section 4.10  Committees of the Board of Directors.  The Board of
                       ------------------------------------
Directors by resolution may designate from among its members one or more committees, each consisting of one or more directors all of whom serve at the pleasure of the Board of Directors. Except as limited by the Code, each committee shall have the authority set forth in the resolution establishing the committee. The provisions of this Article Four as to the Board of Directors and its deliberations shall be applicable to any committee of the Board of Directors.

                                  ARTICLE FIVE

          MANNER OF NOTICE AND WAIVER AS TO SHAREHOLDERS AND DIRECTORS

         Section 5.1  Procedure.  Whenever these bylaws require notice to be
                      ---------
given to any shareholder or director, the notice shall be given in accordance with this Section 5.1. Notice under these bylaws shall be in writing unless oral notice is reasonable under the circumstances. Any notice to directors may be written or oral. Notice may be communicated in person; by telephone, facsimile, telegraph, teletype or other form of wire or wireless communication; or by mail or private carrier. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Written notice to the shareholders, if in a comprehensible form, is effective when mailed, if mailed with first-class postage prepaid and correctly addressed to the shareholder's address shown in the corporation's current record of shareholders. Except as otherwise provided in this Section 5.1, written notice, if in a comprehensible form, is effective at the earliest of the following:

         (a) when received or when delivered, properly addressed, to the addressee's last known principal place of business or residence;

         (b) five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed; or

         (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee.

Oral notice is effective when communicated if communicated in a comprehensible manner.

         In calculating time periods for notice, when a period of time measured in days, weeks, months, years or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

         Section 5.2  Waiver.
                      ------

         (a) A shareholder may waive any notice before or after the date and time stated in the notice. Except as provided in subsection 5.2(b), the waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

         (b) A shareholder's attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

         (c) Unless required by the Code, neither the business transacted nor the purpose of the meeting need be specified in the waiver.

         (d) A director may waive any notice before or after the date and time stated in the notice. Except as provided in subsection 5.2(e), the waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

         (e) A director's attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director at the beginning of the meeting (or promptly upon his or her arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

                                  ARTICLE SIX

                                   OFFICERS

         Section 6.1  Number.  The officers of the corporation shall consist of
                      ------
a Chairman of the Board, a President, a Secretary and a Treasurer and any other officers as may be appointed by the Board of Directors or appointed by a duly appointed officer pursuant to this Article Six. The Board of Directors shall from time to time create and establish the duties of the other officers. Any two or more offices may be held by the same person.

         Section 6.2  Appointment and Term.  All officers shall be appointed by
                      --------------------
the Board of Directors or by a duly appointed officer pursuant to this Article Six and shall serve at the pleasure of the Board of Directors or the appointing officers, as the case may be. All officers, however appointed, may be removed with or without cause by the Board of Directors and any officer appointed by another officer may also be removed by the appointing officer with or without cause.

         Section 6.3  Compensation.  The compensation of all officers of the
                      ------------
corporation appointed by the Board of Directors shall be fixed by the Board of Directors.

         Section 6.4  Chairman of the Board.  The Chairman of the Board shall
                      ---------------------
preside at all meetings of the Board of Directors. The Chairman of the Board shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

         Section 6.5  President.  The President shall be the chief executive
                      ---------
officer of the corporation and shall have general supervision of the business of the corporation. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall perform such other duties as may from time to time be delegated by the Board of Directors.

         Section 6.6  Vice Presidents.  In the absence or disability of the
                      ---------------
President, or at the direction of the President, the Vice President, if any, shall perform the duties and exercise the powers of the President. If the corporation has more than one Vice President, the one designated by the Board of Directors shall act in lieu of the President. Vice Presidents shall perform whatever duties and have whatever powers the Board of Directors may from time to time assign.

         Section 6.7  Secretary.  The Secretary shall be responsible for
                      ---------
preparing minutes of the acts and proceedings of all meetings of the shareholders and of the Board of Directors and any committees thereof. The Secretary shall have authority to give all notices required by the Code or other applicable law or these bylaws. The Secretary shall be responsible for the custody of the corporate books, records, contracts and other documents. The Secretary may affix the corporate seal to any lawfully executed documents and shall sign any instruments as may require his or her signature. The Secretary shall authenticate records of the corporation. The Secretary shall perform whatever additional duties and have whatever additional powers the Board of Directors may from time to time assign. In the absence or disability of the Secretary or at the direction of the President, any assistant secretary may perform the duties and exercise the powers of the Secretary.

         Section 6.8  Treasurer.  The Treasurer shall be responsible for the
                      ---------
custody of all funds and securities belonging to the corporation and for the receipt, deposit or disbursement of funds and securities under the direction of the Board of Directors. The Treasurer shall cause to be maintained full and true accounts of all receipts and disbursements and shall make reports of the same to the Board of Directors and the President upon request. The Treasurer shall perform all duties as may be assigned to him or her from time to time by the Board of Directors.

         Section 6.9  Bonds.  The Board of Directors by resolution may require
                      -----
any or all of the officers, agents or employees of the corporation to give bonds to the corporation, with sufficient surety or sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with any other conditions as from time to time may be required by the Board of Directors.


                                 ARTICLE SEVEN

                       DISTRIBUTIONS AND SHARE DIVIDENDS

         Section 7.1  Authorization or Declaration.  Unless the articles of
                      ----------------------------
incorporation provide otherwise, the Board of Directors from time to time in its discretion may authorize or declare distributions or share dividends in accordance with the Code.

         Section 7.2  Record Date With Regard to Distributions and Share
                      --------------------------------------------------
Dividends.  For the purpose of determining shareholders entitled to a
---------
distribution (other than one involving a purchase, redemption or other reacquisition of the corporation's shares) or a share dividend, the Board of Directors may fix a date as the record date. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Code.

                                 ARTICLE EIGHT

                                     SHARES

         Section 8.1  Authorization and Issuance of Shares.  In accordance with
                      ------------------------------------
the Code, the Board of Directors may authorize shares of any class or series provided for in the articles of incorporation to be issued for any consideration valid under the provisions of the Code. To the extent provided in the articles of incorporation, the Board of Directors shall determine the preferences, limitations and relative rights of the shares.

         Section 8.2  Share Certificates.  The interest of each shareholder in
                      ------------------
the corporation shall be evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors from time to time may adopt. Share certificates shall be numbered consecutively, shall be in registered form, shall indicate the date of issuance, the name of the corporation and that it is organized under the laws of the State of Georgia, the name of the shareholder, and the number and class of shares and the designation of the series, if any, represented by the certificate. Each certificate shall be signed by any one of the President, a Vice President, the Secretary or the Treasurer. The corporate seal need not be affixed.

         Section 8.3  Rights of Corporation With Respect to Registered Owners.
                      -------------------------------------------------------
Prior to due presentation for transfer of registration of its shares, the corporation may treat the registered owner of the shares as the person exclusively entitled to vote the shares, to receive any share dividend or distribution with respect to the shares, and for all other purposes; and the corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         Section 8.4  Transfers of Shares.  Transfers of shares shall be made
                      -------------------
upon the transfer books of the corporation, kept at the office of the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate, or by an attorney lawfully constituted in writing; and before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen or destroyed, the requirements of Section 8.6 of these bylaws shall have been met.

         Section 8.5  Duty of Corporation to Register Transfer.  Notwithstanding
                      ----------------------------------------
any of the provisions of Section 8.4 of these bylaws, the corporation is under a duty to register the transfer of its shares only if:

         (a) the certificate is endorsed by the appropriate person or persons;

         (b) reasonable assurance is given that the endorsement or affidavit is genuine and effective;

         (c) the corporation either has no duty to inquire into adverse claims or has discharged that duty;

         (d) the requirements of any applicable law relating to the collection of taxes have been met; and

         (e) the transfer in fact is rightful or is to a bona fide purchaser.

         Section 8.6  Lost, Stolen or Destroyed Certificates.  Any person
                      --------------------------------------
claiming a share certificate to be lost, stolen or destroyed shall make an affidavit or affirmation of the fact in the manner required by the Board of Directors and, if the Board of Directors requires, shall give the corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Board of Directors, as the Board of Directors may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

         Section 8.7  Fixing of Record Date With Regard to Shareholder Action.
                      -------------------------------------------------------
For the purpose of determining shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action, the Board of Directors may fix a future date as the record date, which date shall be not more than seventy (70) days prior to the date on which the particular action requiring a determination of shareholders is to be taken. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If no record date is fixed by the Board of Directors, the record date shall be determined in accordance with the provisions of the Code.

                                  ARTICLE NINE

                                INDEMNIFICATION

         Section 9.1  Definitions.  As used in this Article, the term:
                      -----------

          (a) "Corporation" includes any domestic or foreign predecessor entity of the corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

          (b) "Director" or "officer" means an individual who is or was a director or board-appointed officer, respectively, of the corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity. A director or officer is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on, or otherwise involve services by, the director or officer to the plan or to participants in or beneficiaries of the plan. "Director" or "officer" includes, unless the context otherwise requires, the estate or personal representative of a director or officer.

          (c) "Disinterested director" or "disinterested officer" means a director or officer, respectively, who at the time of a vote or selection referred to in subsection 9.5(b), 9.5(c) or 9.7(a) is not:

               (i)  a party to the proceeding; or

               (ii) an individual having a familial, financial, professional or employment relationship with the person whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's or officer's judgment when voting on the decision being made.

          (d)  "Expenses" includes counsel fees.

          (e) "Liability" means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding.

          (f)  "Official capacity" means:

               (i) when used with respect to a director, the office of director in the corporation; and

               (ii) when used with respect to an officer, the office in the corporation held by the officer.

Official capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan or other entity.

          (g) "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

          (h) "Proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

          Section 9.2  Basic Indemnification Arrangement.
                       ---------------------------------

          (a) Except as provided in subsection 9.2(d), the corporation shall indemnify an individual who is a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if:

               (i) such individual conducted himself or herself in good faith;
          and

               (ii) such individual reasonably believed:

                    (A) in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

                    (B) in all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

                    (C) in the case of any criminal proceeding, that the
               individual had no reasonable cause to believe such conduct was unlawful.

          (b) A director's or officer's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 9.2(a)(ii)(B).

          (c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director or officer did not meet the standard of conduct described in subsection 9.2(a).

          (d) The corporation may not indemnify a director or officer under this
Article:

               (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct under subsection 9.2(a); or

               (ii) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

          Section 9.3  Advances for Expenses.
                       ---------------------

          (a) The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer if he or she delivers to the corporation:

               (i) a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in subsection 9.2(a) or that the proceeding involves conduct for which such person's liability has been eliminated under the corporation's articles of incorporation; and

               (ii) his or her written undertaking to repay any funds advanced if it is ultimately determined that the director or officer is not entitled to indemnification under this Article or the Code.

          (b) The undertaking required by subsection 9.3(a)(ii) must be an unlimited general obligation of the director or officer but need not be secured and may be accepted without reference to the financial ability of the director or officer to make repayment.

          Section 9.4  Court-Ordered Indemnification and Advances for Expenses.
                       -------------------------------------------------------

          (a) A director or officer who is a party to a proceeding because he or she is a director or officer may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. Pursuant to Section 14-2-854 of the Code, after receipt of an application and after giving any notice it considers necessary, the court shall:

               (i) order indemnification or advance for expenses if it determines that the director or officer is entitled to indemnification; or

               (ii) order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or officer, or to advance expenses to the director or officer, even if the director or officer has not met the relevant standard of conduct, failed to comply with the requirements for advance of expenses, or was adjudged liable in a proceeding referred to in subsection 9.2(d), but if the director or officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

          (b) If the court determines that the director or officer is entitled to indemnification or advance for expenses, it may also order the corporation to pay the director's or officer's reasonable expenses to obtain court-ordered indemnification or advance for expenses.

               Section 9.5  Determination and Authorization of Indemnification.
                            --------------------------------------------------

          (a) The corporation acknowledges that indemnification of a director or officer under Section 9.2 has been pre-authorized by the corporation as permitted by Section 14-2-859(a) of the Code. Nevertheless, the corporation shall not indemnify a director or officer under Section 9.2 unless a determination has been made for the specific proceeding that indemnification of the director or officer is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in subsection 9.2(a); provided, however, that regardless of the result or absence of any such determination, the corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding.

          (b) The determination referred to in subsection 9.5(a) shall be made:

               (i) if there are two or more disinterested directors, by the Board of Directors of the corporation by a majority vote of all disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

               (ii)  by special legal counsel:

                    (A) selected in the manner prescribed in paragraph (i) of
               this subsection 9.5(b); or

                    (B) if there are fewer than two disinterested directors,
               selected by the Board of Directors (in which selection directors who do not qualify as disinterested directors may participate); or

               (iii) by the shareholders, but shares owned by or voted under the control of a director or officer who at the time does not qualify as a disinterested director or disinterested officer may not be voted on the determination.

          (c) As acknowledged above, the corporation has pre-authorized the indemnification of directors and officers hereunder, subject to a determination for a specific proceeding that the director or officer met the relevant standard of conduct under subsection 9.2(a). Consequently, no further decision need or shall be made on a case-by-case basis as to the authorization of the corporation's indemnification of directors or officers hereunder. Nevertheless, evaluation as to reasonableness of expenses of a director or officer for a specific proceeding shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 9.5(b), except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, evaluation as to reasonableness of expenses shall be made by those entitled under subsection 9.5(b)(ii)(B) to select special legal counsel.

          Section 9.6  Indemnification of Employees and Agents.  The corporation
                       ---------------------------------------
may indemnify and advance expenses under this Article to an employee or agent of the corporation who is not a director or officer to the extent, consistent with public policy, that such indemnification and advances may be provided to a director or officer.

          Section 9.7  Shareholder Approved Indemnification.
                       ------------------------------------

          (a) If authorized by the articles of incorporation or a bylaw, contract or resolution approved or ratified by shareholders of the corporation by a majority of the votes entitled to be cast, the corporation may indemnify or obligate itself to indemnify a director or officer made a party to a proceeding, including a proceeding brought by or in the right of the corporation, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a director or officer who at the time of such authorization does not qualify as a disinterested director or disinterested officer with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

          (b) The corporation shall not indemnify a director or officer under this Section 9.7 for any liability incurred in a proceeding in which the director or officer is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

               (i) for any appropriation, in violation of his or her duties, of any business opportunity of the corporation;

               (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law;

               (iii) for the types of liability set forth in Section 14-2-832 of the Code; or

               (iv) for any transaction from which he or she received an improper personal benefit.

          (c) Where approved or authorized in the manner described in subsection 9.7(a), the corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

               (i) the director or officer furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection 9.7(b); and

               (ii) the director or officer furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification under this Article.

          Section 9.8  Insurance.  The corporation may purchase and maintain
                       ---------
insurance on behalf of an individual who is a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, serves at the corporation's request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director, officer, employee or agent, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under this Article or the Code.

          Section 9.9  Witness Fees.  Nothing in this Article shall limit the
                       ------------
corporation's power to pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

          Section 9.10  Report to Shareholders.  To the extent and in the manner
                        ----------------------
required by the Code from time to time, if the corporation indemnifies or advances expenses to a director or officer in connection with a proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance to the shareholders.

          Section 9.11  Security for Indemnification Obligations.  The
                        ----------------------------------------
Corporation may at any time and in any manner, at the discretion of the Board of Directors, secure the Corporation's obligations to indemnify or advance expenses to a person pursuant to this Article.

          Section 9.12  No Duplication of Payments.  The Corporation shall not
                        --------------------------
be liable under this Article to make any payment to a person hereunder to the extent such person has otherwise actually received payment (under any insurance policy, agreement or otherwise) of the amounts otherwise payable hereunder.

          Section 9.13  Subrogation.  In the event of payment under this
                        -----------
Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

          Section 9.14  Contract Rights.  The right to indemnification and
                        ---------------
advancement of expenses conferred hereunder to directors and officers shall be a contract right and shall not be affected adversely to any director or officer by any amendment of these Bylaws with respect to any action or inaction occurring prior to such amendment; provided, however, that this provision shall not confer upon any indemnitee or potential indemnitee (in his capacity as such) the right to consent or object to any subsequent amendment of these Bylaws.

          Section 9.15  Specific Performance.  In any proceeding brought by or
                        --------------------
on behalf of an officer or director to specifically enforce the provisions of this Article, the Corporation hereby waives the claim or defense therein that the plaintiff or claimant has an adequate remedy at law, and the Corporation shall not urge in any such proceeding the claim or defense that such remedy at law exists. The provisions of this Section 9.15, however, shall not prevent the officer or director from seeking a remedy at law in connection with any breach of the provisions of this Article.

          Section 9.16  Non-Exclusivity, etc.  The rights of a director or
                        --------------------
officer hereunder shall be in addition to any other rights with respect to indemnification, advancement of expenses or otherwise that he may have under contract or the Code or otherwise.

          Section 9.17  Amendments.  It is the intent of the Corporation to
                        ----------
indemnify and advance expenses to its directors and officers to the full extent permitted by the Code, as amended from time to time. To the extent that the Code is hereafter amended to permit a Georgia business corporation to provide to its directors greater rights to indemnification or advancement of expenses than those specifically set forth hereinabove, this Article shall be deemed amended to require such greater indemnification or more liberal advancement of expenses to its directors and officers, in each case consistent with the Code as so amended from time to time. No amendment, modification or rescission of this Article, or any provision hereof, the effect of which would diminish the rights to indemnification or advancement of expenses as set forth herein, shall be effective as to any person with respect to any action taken or omitted by such person prior to such amendment, modification or rescission.

          Section 9.18  Severability.  To the extent that the provisions of this
                        ------------
Article are held to be inconsistent with the provisions of Part 5 of Article 8 of the Code, such provisions of the Code shall govern. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

                                  ARTICLE TEN

                                 MISCELLANEOUS

         Section 10.1  Inspection of Books and Records.  The Board of Directors
                       -------------------------------
shall have the power to determine which accounts, books and records of the corporation shall be opened to the inspection of the shareholders, except those as may by law specifically be made open to inspection, and shall have the power to fix reasonable rules and regulations not in conflict with the applicable law for the inspection of accounts, books and records which by law or by determination of the Board of Directors shall be open to inspection. Without the prior approval of the Board of Directors in their discretion, the right of inspection set forth in Section 14-2-1602(c) of the Code shall not be available to any shareholder owning two percent (2%) or less of the shares outstanding.

         Section 10.2  Fiscal Year.  The Board of Directors is authorized to fix
                       -----------
the fiscal year of the corporation and to change the same from time to time as it deems appropriate.

         Section 10.3  Corporate Seal.  If the Board of Directors determines
                       --------------
that there should be a corporate seal for the corporation, it shall be in the form as the Board of Directors may from time to time determine.

         Section 10.4  Annual Financial Statements.  In accordance with the
                       ---------------------------
Code, the corporation shall prepare and provide to the shareholders such financial statements as may be required by the Code.

         Section 10.5  Conflict With Articles of Incorporation.  In the event
                       ---------------------------------------
that any provision of these bylaws conflicts with any provision of the articles of incorporation, the articles of incorporation shall govern.

                                 ARTICLE ELEVEN

                                   AMENDMENTS

         Section 11.1  Power to Amend Bylaws.  The Board of Directors shall have
                       ---------------------
the power to alter, amend or repeal these bylaws or adopt new bylaws, but any bylaws adopted by the Board of Directors may be altered, amended or repealed, and new bylaws adopted, by the affirmative vote of the holders of at least two-thirds of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class. The shareholders may prescribe, by so expressing in the action they take in amending or adopting any bylaw or bylaws, that the bylaw or bylaws so amended or adopted shall not be altered, amended or repealed by the Board of Directors.

                                 ARTICLE TWELVE

                       CERTAIN PROVISIONS OF GEORGIA LAW

         Section 12.1  Fair Price Requirements.  All of the requirements of
                       -----------------------
Article 11, Part 2 of the Code, included in Sections 14-2-1110 through 1113 (and any successor provisions thereto), shall be applicable to the corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.

         Section 12.2  Business Combinations.  All of the requirements of
                       ---------------------
Article 11, Part 3 of the Code, included in Sections 14-2-1131 through 1133 (and any successor provisions thereto), shall be applicable to the corporation in connection with any business combination, as defined therein, with any interested shareholder, as defined therein.

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